SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 13, 2004

ENTERCOM COMMUNICATIONS CORP.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-14461	23-1701044
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

401 City Avenue, Suite 809 Bala Cynwyd, Pennsylvania		19004
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (610) 660-5610

(Former Address of Principal Executive Offices)

Item 5.                                   Other Events and Regulation FD Disclosure

On May 13, 2004, Entercom Communications Corp. (the “Company”) issued a press release (the “Press Release”) announcing that the Company’s Board of Directors has authorized a stock buyback program through which the Company, over time, may repurchase up to $100 million dollars of its common stock in the open market, with the amount and timing of repurchases depending on market conditions.  A copy of the Press Release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.                                   Exhibits

(c)                                  Exhibits

The following exhibit is filed as part of this Current Report on Form 8-K:

Exhibit No.	Title
99.1	Entercom Communications Corp.’s Press Release, issued May 13, 2004.

* * * * * * * * * *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entercom Communications Corp.

	By:	/s/ John C. Donlevie
John C. Donlevie
Executive Vice President,
Secretary, General Counsel

Dated: May 19, 2004

EXHIBIT INDEX

Exhibit No.	Title

99.1	Entercom Communications Corp.’s Press Release, issued May 13, 2004.